                                                                    EXHIBIT 10.2

                            FORM OF LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is entered into effective as of the XX day of XXX , 2005 (the "Effective Date"), by and between The Bank of
New York, a New York banking corporation ("Licensor") and PADCO ADVISORS II,
INC., DBA RYDEX INVESTMENTS, A MARYLAND CORPORATION ("Licensee").

         WHEREAS, Licenser and Licensee have entered into a Fee Letter Agreement on even date herewith (the "Fee Letter Agreement") regarding the establishment and maintenance of a certain Currency-Based Securities Product (defined below)
to be known as the Euro Currency Exchange Trust.

         WHEREAS, in connection with such Euro Currency Exchange Trust, Licensee wishes to obtain a license under certain of Licensors patent rights, and
Licenser wishes to grant such license subject to the terms and conditions of this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor and Licensee (each a
"Party" and collectively, the "Parties") agree as follows:

1.       CERTAIN DEFINITIONS.
         --------------------

         For the purposes of this Agreement, the following terms have the following meanings:

         "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with a Party. In this context, the term "control" means ownership of more than fifty percent (50%) of the voting securities of such entity (or, in the case of a noncorporate entity, equivalent interests). The term "controlled" has a corollary meaning.

         "Currency-Based Securities Products" means any investment product that is based solely on the securitization of a single non-U.S. currency.
         For the purposes of clarity, Currency-Based Securities Products do not include any products involving the securitization, in whole or in part, of any commodity other than non-U.S. currency.

         "Licensed Product" means any Currency-Based Securities Product that is sold, sponsored or issued by Licensee in the Territory that is covered by or encompasses a claim contained in Licensor Patent Rights, including, but not limited to the Euro Currency Exchange Trust.

         "Licensee Improvements" means any improvement, enhancement, modification, derivative work or upgrade to any of Licensor Patent
         Rights made, conceived, reduced to practice, affixed or otherwise developed by or on behalf of Licensee during the term of this Agreement and solely as exercised under the License.

6/1/05

         "Licensor Patent Rights" means: (I) U.S. Patent Application No.
         10/680,589, filed on October 6, 2003, entitled "Systems and Methods for
         Securitizing a Commodity" (the "Patent Application"), (II) all foreign and international counterparts filed by or on behalf of Licensor (III)
         all continuations, continuations-in-part, divisionals, substitutes and equivalents thereof relating to any of the foregoing patent applications (IV) all letters patent that are or may be granted from any of the foregoing patent applications, and (V) all know-how related to any of the foregoing patents and patent applications.

         "Territory" means the United States.

         "Trust Agreement" means a definitive agreement entered into among
         Licensee, Licensor and certain other parties that, among other things, establishes a Licensed Product and sets forth the respective roles and responsibilities of Licensee and Licensor with respect to such Licensed
         Product.

         "Trustee" means any entity designated to act in the capacity of any or all of the following, as the context requires: trustee, custodian, issuing agent, registrar, agent, administrator or the like for and on behalf of (I) the sponsor, issuer or other entity offering shares in a
         Currency-Based Securities Product and/or (II) any participant of such
         Currency-Based Securities Product.

2.       LICENSE.
         --------

         Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, personal and non-transferable
         (except as provided in Article 12.1) license under Licensor Patent
         Rights for the term of this Agreement solely for the purpose of establishing, operating and marketing the Licensed Product in the
         Territory (the "License").

         The License includes the limited right of Licensee to grant sublicenses to its Affiliates, partners, co-sponsors, joint venturers, trustees, custodians and agents (each a "Sublicensee"), but solely in connection with such Sublicensee's establishment, operation and marketing of the
         Licensed Product and provided that Licensee shall have previously entered into an enforceable, written agreement with each such
         Sublicensee on terms no less protective of Licensor's rights in the
         Licensor Patent Rights that the terms in this Agreement and shall provide Licensor with copies of such agreements on request.

         ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO LICENSEE IN THIS
         ARTICLE 2 ARE HEREBY RESERVED TO THE LICENSOR.

3.       COVENANT TO LICENSOR.
         ---------------------

         Licensee hereby covenants and agrees that it will not directly or indirectly initiate or participate in any action of any kind against
         Licensor, its successors and Affiliates, for their use of any Licensee
         Improvements in connection with establishing, operating or marketing investment products in the Territory based, in whole or in part, on the securitization of any commodity, including currency. This covenant is perpetual,

6/1/05

         personal, royalty-free and non-exclusive. This covenant shall survive termination or expiration of this Agreement for any reason except termination for Licensor's breach of this Agreement.

4.       PAYMENT.
         --------

         The grant of the License hereunder is in consideration for the engagement of Licensor to act as Trustee for each Licensed Product under terms substantially as set forth in the Fee Letter Agreement, or such other terms as the Parties may mutually agree in writing hereafter. No additional payment of royalties to Licensor shall be required as long as Licensor is so engaged.

         In the event that Licensor is not engaged to act as Trustee for a
         Licensed Product for any reason, then, to enjoy the benefit of the
         License with respect to such Licensed Product, Licensee shall thereafter pay Licensor a royalty as follows:

                  (a) The Licensee shall pay Licensor a running royalty that will accrue daily at the annualized rate of [0.0500% (five (5)
                  basis points)] of the total gross adjusted assets of such
                  Licensed Product.

                  (b) The 5 basis point running royalties described in the
                  preceding subparagraph (a) shall be collectively identified hereinafter as the "Royalty Fee." Such Royalty Fee shall be due and payable within ten (10) days following the end of each calendar month for which such Royalty Fee has accrued and
                  shall be subject to the Minimum Annual Royalty set forth the following subparagraph (c).

                  (c) Notwithstanding subparagraph (a) above, for each year of the Licensed Product (which year shall be measured from the date that this six (6) months after the launch date of the
                  Licensed Product; each such year being defined hereinafter as an "Annual Period"), Licensee shall pay Licensor not less than
                  [Two Hundred, Fifty Thousand Dollars ($250,000)] per Annual
                  Period for such Licensed Product (the "Minimum Annual
                  Royalty"). If the aggregate Royalty Fees payable to Licensee over an Annual Period for such Licensed Product is less than the Minimum Annual Royalty, then Licensee shall pay Licensor the difference between the Minimum Annual Royalty and the
                  aggregate Royalty Fees payable to Licensee over such Annual
                  Period for such Licensed Product, which payment shall be due and payable within thirty (30) days after the end of the
                  applicable Annual Period.

         All payments to Licensor hereunder shall be made in United States dollars either by corporate check to Licensor at the address specified in Article 12 (or such other address as Licensor may hereafter designate in writing) or by wire transfer to a bank account designated by Licensor in writing. Payments to Licensor hereunder shall be deemed made as of the day on which they are received by Licensor at such address or bank account. Late payments shall accrue interest from the date due at rate that is the lesser of 1.5% per month or the maximum rate permitted by law.

6/1/05

         Except with respect to any taxes assessed directly upon Licensor's income, all amounts payable by Licensee under this Agreement are exclusive of any taxes that are or may be assessed or imposed by any governmental authority in any jurisdiction in connection with establishing, operating and marketing such Licensed Product, including without limitation, any sales, use, excise, value-added, personal property, export, import or withholding taxes, which taxes shall all be assumed and paid by Licensee.

5.       REPORTS, RECORDS AND AUDITS.
         ----------------------------

         During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof, Licensee shall deliver to Licensor within ten (10) days of the end of each calendar month a report setting forth in reasonable detail the Royalty Fee due to Licensor for such calendar month and Licensee's calculation of the same.

         During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof and for three (3)
         years thereafter, Licensee shall keep complete and accurate books and records in sufficient detail to enable Licensor to verify the amounts due to it hereunder.

         During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof and for three (3)
         years thereafter, Licensor shall have the right, through a qualified independent auditor, to review and audit the books and records of
         Licensee for the purpose of verifying the accuracy of royalty payments made by Licensee under this Agreement. Such reviews and audits shall be conducted with reasonable prior written notice to Licensee, at
         Licensee's place of business and during Licensee's normal business hours, and shall not be conducted more than once per calendar year.
         Each review and audit hereunder shall be at Licensor's sole cost and expense; provided, however, that Licensee shall promptly reimburse
         Licensor for all costs and expenses actually incurred in connection with a review and audit if the auditor determines that Licensee has underpaid by five percent (5%) or more during the relevant period under examination. Licensee will promptly pay Licensor the amount of any underpayment revealed by a review and audit, plus interest at the rate that is the lesser of 1.5% per month or the highest rate allowed by law from the dates that any unpaid amounts were due.

6.       ENFORCEMENT.
         ------------

         Licensee shall promptly (I) notify Licensor of any potential or actual infringement by a third party of Licensor Patent Rights of which
         Licensee becomes aware, and (II) provide to Licensor all evidence of such infringement in Licensee's possession, custody or control.
         Licensor shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in Licensor's favor. Licensor shall have sole control over any such action including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between Licensor and any third party regarding the infringement, validity or enforceability of Licensor Patent

6/1/05

         Rights, Licensee agrees, at Licensor's expense, to do all things reasonably requested by Licensor to assist Licensor in connection with such dispute.

7.       TERM AND TERMINATION.
         ---------------------

         This Agreement shall commence on the Effective Date and, unless earlier terminated according to the terms of this Agreement, shall expire upon the expiration or lapse of the last-to-expire or lapse of the Licensor
         Patent Rights (or, if earlier, upon the entry of a final order by a court of competent jurisdiction, which order is not appealable or regarding which appeal is not taken, effectively holding that there is no valid claim included in the Licensor Patent Rights).

         During the term of this Agreement, Licensor shall diligently prosecute and/or maintain Licensor Patent Rights. If no letters patent are granted on the applications specified in Licensor Patent Rights or if all such applications are finally rejected without appeal being taken or are abandoned, withdrawn or otherwise lapse, then the License granted pursuant to this Agreement shall terminate immediately.
         Licensor shall notify Licensee promptly in writing if the foregoing events shall occur.

         The License granted pursuant to this Agreement will terminate immediately, without any requirement for Licensor to provide notice, with respect to any Licensed Product that is terminated.

         In addition, either Party may terminate this Agreement by written notice at any time if the other Party materially breaches this
         Agreement and fails to cure such breach with thirty (30) days following written notice thereof from the non-breaching Party. Upon any termination or expiration of this Agreement, all rights and obligations under this Agreement (including Licensee's rights under the License)
         will immediately terminate; provided, however, that the provisions of
         Articles 1, 8 (the second paragraph only), 10 (solely with respect
         Licensee's Losses based on or arising from Licensee's exercise of its rights in accordance with this Agreement while the License was in effect), 11 and 12, and any other provision that survives by its express terms, shall survive any termination or expiration of this
         Agreement.

8.       ACKNOWLEDGMENT OF RIGHTS.
         -------------------------

         Licensee hereby acknowledges and agrees that, as between Licensor and
         Licensee, Licensor is the exclusive owner of all right, title and interest in and to the Licensor Patent Rights. During the term of this
         Agreement, Licensee will not directly or indirectly: (I) initiate or participate in any proceeding of any kind opposing the grant of any patent, or challenging any patent application, within the Licensor
         Patent Rights, (II) dispute the validity or enforceability of any patent within the Licensor Patent Rights or any of the claims thereof, or (III) assist any other Person to do any of the foregoing (except if required by court order or subpoena); provided, however, the foregoing shall in no way limit Licensee's ability to defend against or to mitigate any claim brought by Licensor against Licensee.

6/1/05

         During the term of this Agreement and thereafter, Licensee shall not directly or indirectly interfere improperly with Licensor's ability to negotiate with any potential licensee under, or any potential purchaser of, the Licensor Patent Rights, or assist any other Person to do the foregoing (except if required by court order or subpoena). This paragraph shall survive termination or expiration of this Agreement for any reason.

         Any violation of this Article 8 will constitute a material breach of this Agreement.

9.       REPRESENTATIONS AND WARRANTIES.
         -------------------------------

         Each Party hereby represents and warrants that (I) it has the power and authority to enter into this Agreement and perform its obligations hereunder; (II) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this
         Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (III) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation or Bylaws of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.

         EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, LICENSOR DOES NOT MAKE
         AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR
         IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SUBJECT MATTER OF THIS
         AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF
         MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR
         NON-INFRINGEMENT.

10.      INDEMNITY.
         ----------

         Each Party shall defend, indemnify and hold harmless the other Party and such other Party's Affiliates, employees, officers, directors, and agents from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys'
         fees)(collectively, "Losses") resulting from or arising in connection with the breach by the indemnifying Party of any of its
         representations, warranties, covenants or obligations contained in this
         Agreement.

         Licensor shall indemnify, defend and hold harmless Licensee and its permitted sublicensees and assigns, Affiliates, employees, officers, directors, and agents from and against any Losses resulting or arising from any claim by the World Gold Council and/or World Gold Trust
         Services, LLC that Licensee establishing, operating or marketing
         Licensed Products in accordance with the terms of this Agreement infringes or otherwise violates any intellectual property rights of the
         World Gold Council and/or World Gold Trust Services, LLC.

         If any action, suit, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a
         "Proceeding") is brought or asserted

6/1/05

         against a Party for which indemnification is sought under this
         Agreement, the Party seeking indemnification (the "Indemnified Party")
         shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the "Indemnifying Party") of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to obtain indemnification from the Indemnifying Party (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnifying Party's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the
         Proceeding with counsel reasonably satisfactory to the Indemnified
         Party, in which case all attorney's fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying
         Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless
         (I) the Indemnifying Party expressly agrees in writing to pay such fees and expenses, (II) there is such a conflict of interest between the
         Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (III) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the
         Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (IV) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying Party.
         In each of cases (i) through (iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or settlement of such Proceeding may be effected by either Party without the other
         Party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Party seeking the settlement.
         Neither Party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.

11.      LIMITATION OF LIABILITY.
         ------------------------

         IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL,
         CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER
         CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS
         BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.      MISCELLANEOUS PROVISIONS.
         -------------------------

         12.1.    ASSIGNMENT. Licensee may not assign or otherwise transfer
                  (whether by operation of law or otherwise) any right or
                  obligation under this Agreement without the prior written
                  consent of Licensor. Such consent shall be deemed given with respect to an assignment or transfer (whether by operation of law or otherwise) of the entire Agreement, including all
                  rights and obligations hereunder, to a successor in interest or assignee of substantially all of the assets of Licensee, provided that Licensee has given prompt written notice thereof to Licensor. This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and
                  assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Article 12.1 will be void.

         12.2.    INJUNCTIVE RELIEF. Licensee agrees and acknowledges that money damages may not be an adequate remedy for any breach by
                  Licensee of the provisions of this Agreement and that the
                  Licensor may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for temporary
                  preliminary relief (specific performance and/or injunctive relief), without posting a bond or other security, in order to enforce or prevent any violation of the provisions of this
                  Agreement..

         12.3.    GOVERNING LAW. This Agreement will be governed by and
                  construed under the laws of the State of New York, without reference to any choice of law rules (except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted).

         12.4.    EXCLUSIVE JURISDICTION AND VENUE; NO JURY. Any action brought by either Party that arises out of or relates to this
                  Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. FURTHERMORE, EACH
                  PARTY (I) WAIVES ANY OBJECTIONS THAT IT MAY HAVE NOW OR IN THE
                  FUTURE TO THE JURISDICTION OF THOSE COURTS, (II) WAIVES ANY
                  CLAIM THAT IT MAY HAVE NOW OR IN THE FUTURE THAT LITIGATION
                  BROUGHT IN THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT
                  FORUM AND (III) WAIVES ANY RIGHT TO A JURY TRIAL.

6/1/05

         12.5.    ENTIRE AGREEMENT. This Agreement sets forth the entire
                  agreement of the Parties as to its subject matter and
                  supercedes all prior agreements, negotiations,
                  representations, and promises between them with respect to its subject matter.

         12.6.    UNENFORCEABLE PROVISIONS. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be
                  replaced with an enforceable provision that as nearly as
                  possible gives effect to the Parties' intent.

         12.7.    RELATIONSHIP OF THE PARTIES. Each Party is an independent
                  contractor of the other Party. Nothing in this Agreement
                  creates a partnership, joint venture or agency relationship between the Parties.

         12.8.    NOTICES. A notice under this Agreement is not sufficient
                  unless it is: (I) in writing; (II) addressed using the contact information listed below for the Party to which the notice is being given (or using updated contact information which that
                  Party has specified by written notice in accordance with this
                  Article); and (III) sent by hand delivery, facsimile
                  transmission, registered or certified mail (return receipt requested), or reputable express delivery service with
                  tracking capabilities (such as Federal Express).



                  Contact Information for Licensor:    Contact Information for Licensee:

                  The Bank of New York                 [PADCO ADVISORS II, INC., SIGNATORY]
                                                        -----------------------
                  One Wall Street                      __________________________________
                  New York, NY  10286                  __________________________________
                  Attn:  Christopher Sturdy            __________________________________


         12.9.    AMENDMENTS. This Agreement may not be amended unless the
                  amendment is in writing and signed by authorized
                  representatives of both Parties.

         12.10.   WAIVERS. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

         12.11.   COUNTERPARTS. The Parties may execute this Agreement by
                  signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.

                            (signature page follows)

6/1/05

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

THE BANK OF NEW YORK

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------

PADCO ADVISORS II, INC., SIGNATORY

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------

                                       10